                                                                  EXECUTION COPY
                                                                  --------------
================================================================================



                           STOCK PURCHASE AGREEMENT


                                 BY AND AMONG


                           RCP COMMUNICATIONS, INC.,


                        THE STOCKHOLDERS NAMED HEREIN,


                                      AND



                           ONEPOINT SERVICES, L.L.C.



                         DATED AS OF NOVEMBER 30, 1999



================================================================================

                               TABLE OF CONTENTS

                                                                                       Page
ARTICLE I  PURCHASE AND SALE OF STOCK.................................................   1
     1.1   Stock Purchase.............................................................   1
     1.2   Purchase Price for Company Stock...........................................   1
     1.3   Closing Transactions.......................................................   1
     1.4   Hold-back Payment..........................................................   2
     1.5   Earn-out...................................................................   3
     1.6   Indebtedness Adjustment....................................................   5

ARTICLE II CONDITIONS TO CLOSING......................................................   6
     2.1   Conditions to Buyer's Obligations..........................................   6
     2.2   Conditions to Each Sellers' Obligations....................................   9

ARTICLE III COVENANTS PRIOR TO CLOSING................................................  11
     3.1   Affirmative Covenants of the Company and Each Seller.......................  11
     3.2   Negative Covenants of Company and Each Seller..............................  12
     3.3   Covenants of Buyer.........................................................  14

ARTICLE IV REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND EACH SELLER......  14
     4.1   Organization and Corporate Power...........................................  14
     4.2   Authorization of Transactions..............................................  14
     4.3   Capitalization.............................................................  15
     4.4   Subsidiaries; Investments..................................................  15
     4.5   Absence of Conflicts.......................................................  16
     4.6   Financial Statements.......................................................  16
     4.7   Absence of Undisclosed Liabilities.........................................  16
     4.8   Absence of Certain Developments............................................  16
     4.9   Title to Properties........................................................  18
     4.10  Accounts Receivable........................................................  20
     4.11  Inventory..................................................................  20
     4.12  Taxes......................................................................  20
     4.13  Contracts and Commitments..................................................  21
     4.14  Proprietary Rights.........................................................  23
     4.15  Litigation; Proceedings....................................................  24
     4.16  Brokerage..................................................................  25
     4.17  Governmental Licenses and Permits..........................................  25
     4.18  Employees..................................................................  25
     4.19  Employee Benefit Plans.....................................................  25
     4.20  Insurance..................................................................  27
     4.21  Officers and Directors; Bank Accounts......................................  27
     4.22  Affiliate Transactions.....................................................  27
     4.23  Compliance with Laws.......................................................  27

     4.24  Environmental Matters.....................................................  28
     4.25  Projections...............................................................  29
     4.26  Powers of Attorney; Guarantees............................................  29
     4.27  Product Warranties........................................................  29
     4.28  Indebtedness..............................................................  30
     4.29  Disclosure................................................................  30
     4.30  Closing Date..............................................................  30
     4.31  Knowledge.................................................................  30

ARTICLE V REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SELLERS.....................  30
     5.1   Authorization of Transactions.............................................  30
     5.2   Absence of Conflicts......................................................  31
     5.3   Brokerage.................................................................  31
     5.4   Shares....................................................................  31
     5.5   No Guarantee of Debt......................................................  31
     5.6   Legal and Tax Advice......................................................  31
     5.7   Closing Date..............................................................  31

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER...................................  32
     6.1   Organization and Corporate Power..........................................  32
     6.2   Authorization.............................................................  32
     6.3   No Violation..............................................................  32
     6.4   Governmental Authorities and Consents.....................................  32
     6.5   Litigation................................................................  32
     6.6   Brokerage.................................................................  33
     6.7   Closing Date..............................................................  33

ARTICLE VII TERMINATION..............................................................  33
     7.1   Termination...............................................................  33
     7.2   Effect of Termination.....................................................  33

ARTICLE VIII INDEMNIFICATION AND RELATED MATTERS.....................................  34
     8.1   Survival..................................................................  34
     8.2   Indemnification...........................................................  34

ARTICLE IX ADDITIONAL AGREEMENTS.....................................................  38
     9.1   Continuing Assistance.....................................................  38
     9.2   Tax Matters...............................................................  38
     9.3   Press Releases and Announcements..........................................  38
     9.4   Further Transfers.........................................................  39
     9.5   Specific Performance......................................................  39
     9.6   Transition Assistance.....................................................  39
     9.7   Investigation.............................................................  39
     9.8   Expenses..................................................................  39
     9.9   Exclusivity...............................................................  40

     9.10   Books and Records.........................................................  40
     9.11   Non-Competition, Non-Solicitation and Confidentiality.....................  40

ARTICLE X MISCELLANEOUS...............................................................  42
     10.1   Amendment and Waiver......................................................  42
     10.2   Notices...................................................................  42
     10.3   Binding Agreement; Assignment.............................................  43
     10.4   Severability..............................................................  43
     10.5   No Strict Construction....................................................  44
     10.6   Captions..................................................................  44
     10.7   Entire Agreement..........................................................  44
     10.8   Counterparts..............................................................  44
     10.9   Governing Law.............................................................  44
     10.10  Parties in Interest......................................................   44
     10.11  WAIVER OF JURY TRIAL.....................................................   44
     10.12  CONSENT TO JURISDICTION..................................................   44

                               INDEX OF EXHIBITS
                               -----------------

Exhibit A           Sellers' Certificate

Exhibit B           Buyer's Certificate

Exhibit C           Form of Opinion -- Buyer's Counsel

Exhibit D           Form of Opinion -- Seller's Counsel

Exhibit E           Operating Agreement of OnePoint Services, L.L.C.



                              INDEX OF SCHEDULES
                              ------------------

Schedule 1.1        Stock Ownership

Schedule 4.1        Organization and Corporate Power

Schedule 4.5        Absence of Conflicts

Schedule 4.7        Absence of Undisclosed Liabilities

Schedule 4.8        Absence of Certain Developments

Schedule 4.8(o)     Tax Liabilities

Schedule 4.9(b)     Real Property Leases and Subleases

Schedule 4.9(d)     Personal Property

Schedule 4.10       Accounts Receivable

Schedule 4.12       Taxes

Schedule 4.13       Contracts and Commitments

Schedule 4.14       Proprietary Rights

Schedule 4.15       Litigation; Proceedings

Schedule 4.16       Brokerage (Company)

Schedule 4.17       Governmental Licenses and Permits

Schedule 4.18       Employees

Schedule 4.19       Employee Benefit Plans

Schedule 4.20       Insurance

Schedule 4.21       Officers and Directors; Bank Accounts

Schedule 4.22       Affiliate Transactions

Schedule 4.23       Compliance with Laws

Schedule 4.24       Environmental Matters

Schedule 4.25       Projections

Schedule 4.26       Powers of Attorney; Guarantees

Schedule 4.27       Product Warranties

Schedule 4.28       Closing Indebtedness

Schedule 5.3        Brokerage (Seller)

                            INDEX OF DEFINED TERMS

                                                                          Page
                                                                          ----
Accounting Firm........................................................     6
Acquired Stock.........................................................     1
Affiliate..............................................................    27
Affiliated Group.......................................................    21
Anniversary Date.......................................................     3
Applicable Limitation Date.............................................    34
Basket.................................................................    35
Buyer..................................................................     1
Buyer Common Units.....................................................     1
Buyer Parties..........................................................    34
Cash Earn-out..........................................................     3
Cash Earn-out Payments.................................................     3
CERCLA.................................................................    28
Closing................................................................     1
Closing Date...........................................................     2
Closing Indebtedness...................................................    30
Closing Transactions...................................................     2
COBRA..................................................................    26
Code...................................................................    21
Company................................................................     1
Confidential Information...............................................    41
Controlled Group.......................................................    26
Dispute Notice.........................................................     5
Earn-out Unit Grants...................................................     4
Environmental and Safety Requirements..................................    29
Environmental Lien.....................................................    29
ERISA..................................................................    25
Estimated Excess Indebtedness..........................................     2
Excess FET Indebtedness................................................     5
Excess Indebtedness....................................................     5
Excess MCI/WorldCom Indebtedness.......................................     5
FET Indebtedness.......................................................     8
Financial Statements...................................................    16
Founder Employment Agreements..........................................     8
Hold-back..............................................................     2
Indebtedness...........................................................    13
Indebtedness Statement.................................................     5
Indemnified Party......................................................    36
Indemnifying Party.....................................................    36
Indirectly.............................................................    41
Initial Holdback Amount................................................     2
Insiders...............................................................    27
Item of Dispute........................................................     5
Knowledge..............................................................    30
Latest Balance Sheets..................................................    16
Leased Properties......................................................    18
Licenses...............................................................    25
Lien...................................................................    19
Loss...................................................................    34
Losses.................................................................    34
Material Adverse Change................................................     7
Material Adverse Effect................................................    14
MCI/WorldCom Indebtedness..............................................     7
MCI/WorldCom Release...................................................     8
Non-Compete Period.....................................................    40
Ordinary Course of Business............................................    11
Parties................................................................     1
Party..................................................................     1
Person.................................................................    15
Proprietary Rights.....................................................    23
Purchase Price.........................................................     1
Quarterly Statement....................................................     4
Release................................................................    29
Reserved Claims........................................................     3
Revenue................................................................     3
Seller.................................................................     1
Seller Employment Agreements...........................................     8
Sellers................................................................     1
Sellers Threshold......................................................    36
Sellers' Basket........................................................    36
Slow-moving............................................................    20
Stock..................................................................     1
Subsidiary.............................................................    15
Tax....................................................................    21
Tax Returns............................................................    21
Taxes..................................................................    21
Threshold..............................................................    35
Transaction Documents..................................................    14
Wholly-owned Subsidiaries..............................................    43

                           STOCK PURCHASE AGREEMENT


          THIS AGREEMENT is made as of November 23, 1999, by and among RCP Communications, Inc., an Arizona corporation (the "Company"), the stockholders
                                                   -------
listed on the signature page hereto (the "Sellers" and individually, a
                                          -------
"Seller"), and OnePoint Services, L.L.C., a Delaware limited liability company
 ------
("Buyer").  The Company, Sellers and Buyer are collectively referred to herein
  -----
as the "Parties" and individually as a "Party."
        -------                         -----

          The authorized capital stock of the Company consists of 2,000 shares of Common Stock, par value $1.00 per share (the "Stock"), of which 2,000 shares
                                                 -----
are issued and outstanding. Sellers own beneficially and of record 100% of the outstanding Stock.

          Buyer desires to acquire from each Seller, and each Seller desires to sell to Buyer, all of the shares of the Stock owned by such Seller.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF STOCK
                          --------------------------

          I.1  Stock Purchase.  On and subject to the terms and conditions set
               --------------
forth in this Agreement, on the Closing Date (as defined in Section 1.3(a)),
                                                            --------------
Buyer shall purchase from each Seller, and each Seller shall sell and transfer to Buyer, all of the shares of the Stock owned by such Seller as such ownership is set forth on Schedule 1.1 (the "Acquired Stock"), free and clear of any
                ------------       --------------
restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and the state securities laws), claims, taxes, Liens, pledges, options, warrants, rights, contract, calls, commitments, equities, proxies or demands.

          I.2  Purchase Price for Company Stock.  The aggregate purchase price
               --------------------------------
to be paid to Sellers for the Acquired Stock (the "Purchase Price") shall be
                                                   --------------
equal to$984,694, subject to the Initial Hold-back Amount minus any adjustments
                                                          -----
thereto as contemplated under Section 1.6 or Article VIII, plus $7,125 in
                              -----------    ------------  ----
capital contributions credited by the Buyer to capital accounts of the Sellers as consideration for 1,425,000 common units of interest of Buyer ("Buyer Common
                                                                   ------------
Units"), such units to be Restricted Common Units as defined by and subject to
-----
the provisions of the Limited Liability Company Agreement of the Buyer (the "Operating Agreement") dated as of November 23, 1999 and as may be amended from time to time. The Purchase Price shall be allocated among Sellers in proportion to their respective holdings of the Acquired Stock as set forth on
Schedule 1.1.
------------

          I.3  Closing Transactions.
               --------------------

          (a)    Closing.  The closing of the transactions contemplated by this
                 -------
Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis,
                -------
200 E. Randolph Drive, Chicago,

Illinois, commencing at 10:00 a.m. on November 23, 1999, or at such other place or on such other date as may be mutually agreeable to Buyer and Sellers, but in no event later than November 30, 1999. The date and time of the Closing are herein referred to as the "Closing Date."
                           ------------

          (b)   Closing Transactions. Subject to the conditions set forth in
                --------------------
this Agreement, the Parties shall consummate the following "Closing
                                                            -------
Transactions" on the Closing Date:
------------

          (i) Each Seller shall deliver to Buyer certificates representing the Acquired Stock owned by such Seller, duly endorsed for transfer or accompanied by duly executed stock powers with all requisite state and federal transfer stamps affixed thereto;

          (ii)  Buyer shall deliver to Sellers the Purchase Price equal to (A)
     (1) $984,694, minus (2) $891,819 (the "Initial Holdback"), specified in
                   -----                    ----------------
     clause (iii) below, minus (3) the amount of any Indebtedness, as defined in
                         -----
     Section 3.2(f) below (other than the Indebtedness described in Sections
     --------------                                                 --------
     2.1(h) and 4.28(a) below), as of the Closing, as estimated by the Sellers
     ------------------
     and the Company, and agreed to by the Buyer at Closing (the "Estimated Excess Indebtedness"), and (B) the Buyer Common Units specified in clause
     (iv) below;

          (iii) Buyer shall retain $891,819 of the Purchase Price (the "Initial
                                                                        -------
     Holdback Amount") pursuant to the terms and provisions set forth in Section
     ---------------                                                     -------
     1.4 below;
     ---

          (iv) Buyer shall credit Sellers' capital accounts pursuant to the provisions of the Operating Agreement in the amount of a $3,562.50 Capital Contribution (as defined in the Operating Agreement) for each Seller, and deliver to Sellers an aggregate of 1,425,000 Buyer Common Units (375,000 Buyer Common Units shall be subject to divestiture and repurchase as set forth in the Unitholders Agreement and 1,050,000 Buyer Common Units shall be subject to performance vesting, divestiture and repurchase as set forth in the Unitholder Agreement and Section 1.5 below) such Buyer Common Units
                                     -----------
     to be subject to the restrictions set forth in the Operating Agreement and a Unitholders Agreement by and between each Seller and the Buyer;

          (v) Subject to receipt of a full and complete release from MCI/WorldCom (the "MCI/WorldCom Release"), Buyer shall deliver to
                        --------------------
     MCI/WorldCom $884,375 as full and complete satisfaction of the MCI/WorldCom Indebtedness;

          (vi) Company, Sellers and Buyer, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such Party under Article II; and
                                                   ----------

          (vii) Each Seller shall deliver to Buyer all corporate books and records of the Company in such Seller's possession.

          I.4   Hold-back Payment.  The Initial Hold-back Amount plus simple
                -----------------                                ----
interest accrued at the prime interest rate reported in the Wall Street Journal on the day before the Closing Date less any offsets pursuant to Article VIII of
                                   ----                         ------------
this Agreement is referred to herein as the "Hold-back."  On the first
                                             ---------
anniversary of the Closing Date (the "Anniversary Date"), the amount of the
                                      ----------------

Hold-back less any existing reserves against the Hold-back for pending claims
          ----
(the "Reserved Claims"), shall be promptly paid to the Sellers by Buyer if, and
      ---------------                                                   -------
only if, for the twelve (12) month period after the Closing Date and prior to
-------
the Anniversary Date, the net monthly Revenue of the Business Unit (as defined below) averages $1,000,000 per month and the EBITDA of the Business Unit during
                                     ---
such period is an average of at least five percent (5%) per month over the twelve (12) month period. Upon the final resolution of the Reserved Claims, any remaining amount of the Hold-back in excess of such amounts offset as payment with respect to the Reserved Claims will be paid promptly by the Buyer to the Sellers.

          (a) For the purposes of this Agreement, the definitions of Revenue, EBITDA, and Business Unit are:

          (i)   "Revenue" for the Business Unit in respect of any period means
                 -------
     its consolidated gross income from the sale of goods or services less returns and sales allowances, determined in accordance with GAAP.

          (ii)  "EBITDA" for the Business Unit in respect of any period means
                 ------
     its consolidated net income for such period plus the amount of the provision for federal, state and local income taxes for such period, plus the amount of interest expense during such period for indebtedness for borrowed money, plus the amount of the provision for amortization and depreciation for such period, determined on a consolidated basis in accordance with GAAP.

          (iii) "Business Unit" means RCP Services, a division of Buyer.
                 -------------

          (b) For purposes of this Agreement, and the determination of Revenue and EBITDA, the Cash Earn-out Payments, Holdback Amount and any Reserved Claims shall not be considered expenses of the Business Unit.

          (c) For purposes of this Agreement and the determination of Revenue and EBITDA, any allocations of fees or expenses from Company or Manager to the Business Unit shall be limited to the type contemplated in the projections attached as Schedule 4.25 hereto, unless otherwise agreed.
            -------------

          I.5   Earn-out.  Additional compensation in an aggregate amount up to
                --------
$800,000 in cash (the "Cash Earn-out") may be paid to the Sellers, and Sellers
                       -------------
may earn performance vesting ("Vesting") in an aggregate of 1,050,000 Buyer Common Units (the "Earn-out Units") subject to the Business Unit's achievement of future EBITDA and Revenue targets.

          (a)   Cash Earn-out Payments.  So long as Sellers are employed by
                ----------------------
Company, Cash Earn-out payments not to exceed $800,000 in the aggregate may be earned by Sellers on a quarterly basis over the eight (8) fiscal quarters starting with the first quarter of fiscal 2000 (i.e., January 1- March 31, 2000) (the "Cash Earn-out Payments"). Cash Earn-out Payments (i) shall be calculated
      ----------------------
as of the end of each quarter as the current period end trailing twelve (12) month Revenue minus the previous period end trailing twelve (12) month Revenue,
              -----
then dividing the result by one (1) million and then multiplying that result by
     --------                                        -----------
$30,000, and (ii) shall be paid only if EBITDA for
                                ----
such quarter equals at least five percent (5%) of such quarter's Revenue; provided, however, that if Seller's employment is terminated without cause, or as a result of death or disability, then Sellers shall be entitled to Cash Earn-out Payments as if they were still employed by the Company in the fiscal quarter in which such termination occurs and the fiscal quarter immediately following.
                                 ---
Cash Earn-out Payments in all subsequent fiscal quarters shall be forfeited.

          (b)   Earn-out Units.  At Closing, 1,050,000 Restricted Buyer Common
                --------------
Units will be issued to Sellers, subject to vesting as set forth in this Section
                                                                         -------
1.5, and subject to divestiture and repurchase and other restrictions set forth
---
in the Operating Agreement and Unitholders Agreement. Vesting of Earn-out Units not to exceed 1,050,000 Restricted Buyer Common Units in the aggregate may be earned by Sellers on a quarterly basis over the twelve (12) fiscal quarters starting with the first quarter of fiscal 2000 (i.e., January 1-March 31, 2000) (the "Earn-out Unit Vesting") commencing January 1, 2000. Earn-out Unit Vesting
      ---------------------
shall be calculated as of the end of each fiscal quarter as the sum of (i) the
                                                                ---
current period end trailing twelve (12) month Revenue minus the previous period
                                                      -----
end trailing twelve (12) month Revenue, then dividing the result by one (1)
                                             --------
million, and then multiplying that result by 7,000 Buyer Common Units and (ii)
                  -----------                                         ---
current period end trailing twelve (12) month EBITDA minus the previous period
                                                     -----
end trailing twelve (12) month EBITDA, then dividing the result by 100,000, and
                                            --------
then multiplying that result by 7,000 Buyer Common Units. The resultant number
     -----------
of Earn-out Units shall be vested. At the end of the twelve (12) fiscal quarter period, any and all Earn-out Units not vested shall be forfeited to the Company without cost to or compensation by the Company.

          (c)   Determination and Delivery of Cash Earn-out Payments and Earn-
                --------------------------------------------------------------
out Unit Vesting.
----------------

          (i) Within forty-five (45) days after the end of each fiscal quarter, except the final quarter of each fiscal year, and within ninety
     (90) days after the end of the final quarter of each fiscal year, Buyer will prepare and deliver to Sellers a statement setting forth its calculation of cumulative Revenue and EBITDA as of the close of business such day (the "Quarterly Statement"). The Quarterly Statement shall reflect
                    -------------------
     the results of operations of Business Unit at the close of business on the last day of each of the relevant fiscal quarters (and on a cumulative basis) and shall be prepared in accordance with GAAP.

          (ii) Within fifteen (15) days after the delivery of the relevant quarterly statement, Buyer shall deliver to Sellers, subject to Sections
                                                                     --------
     1.5(b) and 1.5(c) above, the Cash Earn-out Payment and Earn-out Unit
     ------     ------
     Vesting, if any, owed to Seller for such fiscal quarter; provided that Buyer, at Buyer's sole discretion, may pay such Cash Earn-out Payment or vest such Earn-out Units early based on an estimated Cash Earn-out, subject to a reconciliation at the next Cash Earn-out Payment. Such early payment by the Buyer or acceptance by the Sellers shall not affect the rights of the parties as set forth in Section 1.5(c)(iii) and (iv) below.
                                 ----------------------------

          (iii) Sellers and their accountants shall have access to all pertinent books and records of Buyer, and Buyer will make available all necessary information in order to enable Sellers to verify the calculation of amounts listed on the Quarterly Statement. If Sellers disagree with any items on the Quarterly Statement, Sellers shall within ten (10) days of receiving the Quarterly Statement notify Buyer in writing of (i) such disagreement; and (ii)
     request any information which Sellers may reasonably require to understand the calculation, provided, however, that Sellers may further request
                      --------  -------
     additional information within five (5) days of the receipt of information requested pursuant to this section, and such five day extensions may continue until the date which is thirty (30) days after the notice setting forth the basis for such disagreement in reasonable detail. Both Sellers must disagree for the purposes of this Section.

          (iv) Buyer and Sellers shall thereafter negotiate in good faith to resolve any such disagreements. If Buyer and Sellers are unable to resolve any such disagreement within thirty (30) days after Sellers' receipt of the information requested pursuant to the preceding subsection, Buyer and Sellers shall submit the disagreement to Ernst & Young to resolve the disagreements. The fees and expenses of the auditor shall be shared equally by Buyer and Sellers. Upon resolution of the disagreements by the auditor, Buyer shall pay to Sellers the amount determined by the auditor to be owed to Sellers.

          I.6  Indebtedness Adjustment.
               -----------------------

          (a) The Indebtedness Statement.  Promptly, but in any event within
              --------------------------
thirty (30) days after (i) learning of any MCI/World Com Indebtedness incurred prior to Closing and in excess of that paid pursuant to Section 1.3(v) above (the "Excess MCI/WorldCom Indebtedness") or any FET indebtedness, interest,
      --------------------------------
penalty, or other liability related thereto incurred prior to Closing and not included in the amounts specified in Section 2.1(h) or 4.28(i) and (ii) below
                                     ----------------------------------
(the "Excess FET Indebtedness" and collectively with the "Excess MCI/WorldCom Indebtedness" the "Excess Indebtedness"), (ii) learning that the amount of the MCI/WorldCom Indebtedness incurred prior to closing to be paid pursuant to
Section 1.3(v) above is less than the amount stated therein or any FET
--------------
Indebtedness, interest, penalty or other liability related thereto incurred prior to Closing is less than the amounts specified therefor in Sections 2.1(h)
                                                                ---------------
or 4.28(i) and (ii) below, or (iii) that the amount of payments actually made in
-------------------
full settlement of any indebtedness included in the Estimated Excess Indebtedness is more or less than the amount included in the Estimated Excess Indebtedness, the Buyer shall prepare a statement showing any and all such differences in the amounts actually paid or due and the amounts specified in Sections 2.1(h) or 4.28(i) and (ii) below, or the Estimated Excess Indebtedness,
-----------------------------------
as the case may be, (the "Indebtedness Statement"), and deliver such
                          ----------------------
Indebtedness Statement to the Sellers. Unless within the 30-day period following the Sellers' receipt of the Indebtedness Statement, the Sellers' deliver written notice to Buyer (the "Dispute Notice") setting forth in reasonable detail any
                      --------------
and all items of disagreement related to the Indebtedness Statement (each, an "Item of Dispute"), the Indebtedness Statement shall be conclusive and binding
 ---------------
upon the Sellers and Buyer. Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the preparation of the Indebtedness Statement and the Dispute Notice (if any).

          (b) Dispute Resolution.  If the Sellers deliver the Dispute Notice to
              ------------------
Buyer within such 30-day period, Buyer and the Sellers shall use reasonable efforts to resolve their differences concerning the Items of Dispute, and if any Item of Dispute is so resolved the Indebtedness Statement shall be modified as necessary to reflect such resolution. If all Items of Dispute are so resolved, the Indebtedness Statement (as so modified) shall be conclusive and binding on the Sellers and Buyer. If any Item of Dispute remains unresolved for a period of 20 days after Buyer's receipt of the Dispute Notice, Buyer and the Sellers shall submit the dispute to Ernst & Young (the "Accounting Firm") within 10 business days after the end of such 20-
            ---------------
day period. Buyer and the Sellers shall request that the Accounting Firm render a determination as to each unresolved Item of Dispute within 45 days after its retention, and Buyer and the Sellers shall cooperate fully with the Accounting Firm so as to enable it to make such determination as quickly and as accurately as practicable. The Accounting Firm's determination as to each Item of Dispute submitted to it shall be in writing and shall be conclusive and binding upon Buyer and the Sellers, and the Closing Statement shall be modified to the extent necessary to reflect such determination. The fees and expenses of the Accounting Firm shall be allocated to be paid by Buyer and/or the Sellers based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party, as determined by the Accounting Firm.

          (c) Indebtedness Adjustment.  If the aggregate amount of differences
              -----------------------
reflected on the aggregate of all Indebtedness Statements which have become conclusive (i) is in the Buyer's favor, then Sellers shall reimburse Buyers for such difference as set forth below, or (ii) is in the Seller's favor, then Buyers shall pay Sellers for such aggregate differences as set forth below.

          (d) Adjustment Amount. The amount owed by Buyer or the Sellers
              -----------------
pursuant to Section 1.6(c) above (the "Adjustment Amount") shall be calculated
            --------------             -----------------
as an adjustment to the Purchase Price on the first business day on which the Indebtedness Statement becomes conclusive and binding. The Adjustment Amount shall bear simple interest at a rate of 8% per annum measured from the Closing Date to the date of such payment. Amounts owing by the Sellers, if any, pursuant to this Section 1.6 shall be paid by the Sellers (on a joint and
                 -----------
several basis) (i) first by off-set against the Hold-back amount, or (ii) if the Hold-back amount is insufficient to cover the full or part amount of such payment, then such remaining amount shall be next off-set against the Cash Earn-out earned and payable to the Sellers, or (iii) if the Hold-back amount and the Cash Earn-out amount earned and payable to the Sellers is insufficient to cover the full or part amount of such payment, then by immediately available funds within ten (10) business days after the quarterly determination pursuant to
Section 1.5(c)(ii) above date of final determination.  Amounts owing by Buyer,
------------------
if any, pursuant to this Section 1.6 shall be paid by Buyer by delivery of
                         -----------
immediately available funds to an account or accounts designated by the Sellers within ten (10) business days after the date of final determination of such amount pursuant to Section 1.6(c) above.
                   --------------


                                  ARTICLE II

                             CONDITIONS TO CLOSING
                             ---------------------

          II.1  Conditions to Buyer's Obligations.  The obligation of Buyer to
                ---------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

          (a) The representations and warranties set forth in Article IV and
Article V hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Company or Sellers to Buyer pursuant to Sections 3.1(i), 4.30 and 5.7 hereof);
                             ---------------------     ---

          (b) The Company and each Seller shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by each of them under this Agreement on or prior to the Closing including, without limitation, the simultaneous transfer of all the capital stock of the Company;

          (c) All consents by third parties that are required for the transfer of the Acquired Stock to Buyer, that are required for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or a default under or a termination or modification of or any acceleration of any obligations under any material contract, agreement, instrument or lease to which the Company is a party or to which any material portion of the property of the Company is subject, shall have been obtained, and payoff letters with respect to all Indebtedness for borrowed money outstanding as of the Closing and releases of any and all Liens held by third parties shall have been obtained, all on terms reasonably satisfactory to Buyer;

          (d) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Stock to Buyer and the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to Buyer;

          (e) No action, suit, or proceeding shall be pending or, to the Knowledge of Company, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of Buyer to own, operate or control the Company, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (f) Except as otherwise specified in writing by Buyer to the Representative, all of the Company's officers and directors shall have resigned as such effective as of the Closing Date;

          (g) There shall have been no material adverse change in the business, assets, operations, condition (financial or otherwise), operating results, earnings, customer and supplier relations, employee and sales representative relations or business prospects of the Company (a "Material Adverse Change")
                                                   -----------------------
since April 1, 1999;

          (h) The Company shall not have any outstanding Indebtedness other than: (i) Indebtedness under a credit line with MCI/WorldCom (the "MCI/WorldCom
                                                                    ------------
Indebtedness"); provided that such MCI/WorldCom Indebtedness shall not exceed
------------
$884,375 in the aggregate, net of the application of any deposits held by MCI/WorldCom on behalf of the Company;(ii) Indebtedness for unpaid federal excise tax (the "FET Indebtedness") incurred prior to Closing; provided that
                 ----------------
such FET Indebtedness shall not exceed $1,169,980; and (iii) the Estimated Excess Indebtedness subject to Section 1.6 above.
                               -----------

          (i) At or prior to Closing, the Company shall have received a full and complete release from MCI/WorldCom subject only to the repayment of the MCI/WorldCom Indebtedness in an amount not to exceed $884,375, net of the application of any deposits held by MCI/WorldCom on behalf of the Company (the "MCI/WorldCom Release").
                                               --------------------

          (j) At or prior to Closing, the MCI/WorldCom shall have entered into a technical services contract with Buyer, and extended credit to Buyer on terms satisfactory to Buyer.

          (k) At or prior to Closing, the Buyer shall have received from Sellers and Company the Closing Indebtedness set forth as Schedule 4.28.
                                                  -------------

          (l) At or prior to Closing, Buyer and Company shall have become Subsidiary Guarantors to that certain Indenture dated as of May 21, 1998 among OnePoint Communications Corp., the Subsidiary Guarantors (as defined therein) and Harris Trust and Savings Bank, as trustee.

          (m) Each of Oscar Aguiar, Jr. ("Aguiar") and James A. Silva ("Silva") shall have entered into agreements relating to their employment with Buyer and their covenant as employees not to compete with Buyer (collectively, the "Seller
                                                                          ------
Employment Agreements"), each in form and on terms satisfactory to Buyer, and
---------------------
such agreements shall be in full force and effect;

          (n) Buyer shall have received an opinion, dated the Closing Date, of Garrison, Morris and Haight, PLLC, counsel to the Company and Sellers, in form of Exhibit D attached hereto;
   ---------

          (o) Buyer shall have received a certificate in respect of all expenses related to this Agreement and all transactions contemplated by this Agreement that Sellers' legal counsel, investment bankers and other agents and representatives have been paid in full, or will be paid in full within thirty days of Closing and that the Company has no liability to any of Sellers' legal counsel, investment bankers, accountants, agents or representatives, and such evidence shall be in form and substance satisfactory to Buyer;

          (p) Each of Al Moschner and Tim Ostrowski shall have entered into agreements relating to their employment with Buyer and their covenant as employees not to compete with Buyer (collectively, the "Founder Employment
                                                        ------------------
Agreements"), each in form and on terms satisfactory to Buyer, and such
----------
agreements shall be in full force and effect.

          (q) On or prior to the Closing Date, Sellers shall have delivered to Buyer all of the following:

          (i) a certificate from the Company and Sellers in the form set forth in Exhibit A attached hereto, dated the Closing Date, stating that the
        ---------
     preconditions specified in Sections 2.1(a) through (i) have been satisfied;
                                ---------------------------

          (ii) copies of all third party and governmental consents, approvals, filings, releases and terminations required in connection with the consummation of the transactions contemplated herein;

          (iii) certified copies of the resolutions of the Company's board of directors approving the transactions contemplated by this Agreement;

          (iv) certificates of the secretary of state of the state in which the Company is incorporated and each state where it is qualified to do business (including, without limitation, the states listed on Schedule 4.1)
                                                                   ------------
     stating that the Company is in good standing;

          (v)    copies of the resignations described in Section 2.1(f);
                                                         --------------

          (vi) copies of all documents and records relating to the business of the Company that are in any Seller's possession;

          (vii) a certificate in compliance with Treas. Reg. (S)(S)1.897-2(h) and 1.1445-2(c)(3) that the Company is not a "United States real property holding corporation" as defined under Section 897 of the Code;

          (viii) such landlord consents and estoppel certificates with respect to each Leased Properties as Buyer may request, in form and substance satisfactory to Buyer;

          (ix) such other documents or instruments as Buyer may reasonably request to effect the transactions contemplated hereby; and

          (r) All proceedings to be taken by the Company and each Seller in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by each Seller to effect the transactions contemplated hereby reasonably requested by Buyer shall be reasonably satisfactory in form and substance to Buyer.

                 Any condition specified in this Section 2.1 may be waived by
                                                 -----------
Buyer; provided that no such waiver shall be effective unless it is set forth in a writing executed by Buyer or unless Buyer agrees in writing to consummate the transactions contemplated by this Agreement without satisfaction of such condition.

          II.2  Conditions to Each Sellers' Obligations.  The obligation of each
                ---------------------------------------
Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

          (a) The representations and warranties set forth in Article VI shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by Buyer to Sellers pursuant to Sections 3.3(a) and 6.7 hereof);

          (b) Buyer shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

          (c) All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained;

          (d) No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (e) Buyer shall have entered into the Seller Employment Agreements with Aguiar and Silva.

          (f) On or prior to the Closing Date, Buyer shall have delivered to Sellers all of the following:

             (i)   a certificate from Buyer in the form set forth in Exhibit B
                                                                     ---------
     attached hereto, dated the Closing Date, stating that the preconditions specified in Sections 2.2(a) through (d), inclusive, have been satisfied;
                  ---------------------------

             (ii) an opinion dated the Closing Date, of Kirkland & Ellis, Buyer's counsel, in the form set forth in Exhibit C attached hereto;

             (iii) certified copies of the resolutions of Buyer's board of directors approving the transactions contemplated by this Agreement;

             (iv) a certificate of good standing and a certified copy of the Articles of Formation for Buyer.

             (v) such other documents or instruments as Sellers may reasonably request to effect the transactions contemplated hereby; and

             (vi) Operating Agreement of OnePoint Services, L.L.C. in the form attached hereto as Exhibit E, duly executed by all members of the limited
                        ---------
     liability company other than Sellers.

          (g) All proceedings to be taken by Buyer in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by Buyer to effect the transactions contemplated hereby reasonably requested by Sellers shall be reasonably satisfactory in form and substance to Sellers.

          (h) Company shall assign to Sellers all rights to collect that certain debt owed by In Touch in the amount of approximately $156,089.75 for equipment and services, including all liens on such equipment and rights to hold, return or possess such equipment.

          Any condition specified in this Section 2.2 may be waived by Sellers;
                                          -----------
provided that no such waiver shall be effective unless it is set forth in a writing executed by Sellers or unless Sellers agree in writing to consummate the transactions contemplated by this Agreement without the satisfaction of such condition.


                                  ARTICLE III

                          COVENANTS PRIOR TO CLOSING

          III.1  Affirmative Covenants of the Company and Each Seller. Prior to
                 ----------------------------------------------------
the Closing, unless Buyer otherwise agrees in writing, each Seller shall cause the Company to, and the Company shall (and in the case of paragraphs 3.1 (i) and (l) each Seller also shall):

          (a) conduct its business and operations only in the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) ("Ordinary Course of Business") (including, without
                           ---------------------------
limitation, with respect to maintenance of working capital balances, collection of accounts receivable, payment of employee compensation, payment of accounts payable and cash management practices generally);

          (b) use its reasonable efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

          (c) keep in full force and effect its corporate existence and all rights, franchises and intellectual property relating or pertaining to its business;

          (d) use its reasonable efforts to carry on the business of the Company in the same manner as presently conducted and to keep the Company's business organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it;

          (e) maintain the material assets of the Company in good repair, order and condition consistent with current needs, replace in accordance with prudent practices its inoperable, worn out or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date, whether or not the Company is insured, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by Sellers and Buyer;

          (f) maintain the books, accounts and records of the Company in accordance with past custom and practice as used in the preparation of the Financial Statements;

          (g) encourage employees to continue their employment with the Company, as applicable, after the Closing;

          (h) use its reasonable efforts to obtain releases of the Company on any guarantees, suretyship obligations or other promises of payment or performance given by the Company as requested in writing by Buyer;

          (i) promptly (once the Company or Seller obtains Knowledge thereof) inform Buyer in writing of any variances from the representations and warranties contained in Article IV or Article V hereof or any breach of any covenant hereunder by the Company or any Seller;

          (j) maintain in full force and effect the existence of all Proprietary Rights owned by, issued to, or licensed to the Company;

          (k) comply with all material legal requirements and contractual obligations applicable to the operations and business of the Company and pay all applicable Taxes, except FET Indebtedness, when due and payable;

          (l) cooperate with Buyer and use reasonable efforts to cause the conditions to Buyer's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations);

          (m) confer on a regular and reasonable basis with representatives of Buyer to report on operational matters and the general status of ongoing operations; and

          (n)  obtain the MCI/WorldCom Release.

          III.2  Negative Covenants of Company and Each Seller.  Prior to the
                 ---------------------------------------------
Closing, without Buyer's prior written consent, Sellers shall cause the Company not to, and the Company shall not:

          (a)  take any action that would require disclosure under Section 4.8;
                                                                   -----------
          (b) make any loans, enter into any transaction with any Insider or make or grant any increase in any employee's or officer's compensation or make or grant any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the employees of the Company;

          (c) establish or, except in accordance with past practice, contribute to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering the employees of the Company;

          (d) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, other than in the Ordinary Course of Business and at arm's length with unaffiliated Persons, except for the assignment of the In Touch debt, liens and equipment to the Sellers as set forth in Section 2.2(h) above;
                                             --------------

          (e) declare, pay, make or otherwise effectuate any dividends, distributions, redemptions, equity repurchases or other transactions involving the Company's capital stock or equity securities other than distributions made to Sellers in the Ordinary Course of Business for the purpose of paying estimates of federal, state and local income taxes attributable to the taxable income of the Company for periods ending on or prior to the Closing (provided that such distribution is not disruptive or detrimental to the Company);

          (f) incur any Indebtedness other than (x) the MCI/WorldCom Indebtedness, provided that such MCI/World Indebtedness shall not exceed $884,375 in the aggregate, net of the application of any deposits held by MCI/WorldCom on behalf of the Company or (y) FET Indebtedness incurred prior to Closing, provided that such FET Indebtedness shall not exceed an aggregate of $1,169,980 or (z) the Estimated Excess Indebtedness. For purposes of this Agreement, "Indebtedness" means (i) any indebtedness for borrowed money or
            ------------
issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security,
(iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the Ordinary Course of Business which are not more than six months past due),
(iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA;

          (g) sell, transfer, contribute, distribute, or otherwise dispose of any securities or assets of the Company, or agree to do any of the foregoing, to any Person, or negotiate or have any discussions with any Person with respect to any of the foregoing, other than sales of inventory in the Ordinary Course of Business, except for the assignment of the In Touch debt, liens and equipment to the Sellers as set forth in Section 2.2(h) above; and
                               --------------

          (h) fail to take any action which failure could reasonably be anticipated to have a material adverse effect upon the business, assets, operations, financial condition, operating results, earnings, customer and supplier relations, employee and sales representative relations or business prospects of the Company (a "Material Adverse Effect").
                             -----------------------

          III.3  Covenants of Buyer.  Prior to the Closing, Buyer shall:
                 ------------------

          (a) promptly (once it obtains Knowledge thereof) inform Sellers in writing of any variances from the representations and warranties contained in
Article VI or any breach of any covenant hereunder by Buyer;

          (b) cooperate with Sellers and use its reasonable efforts to cause the conditions to each Seller's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases and terminations).

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                    CONCERNING THE COMPANY AND EACH SELLER
                    --------------------------------------

          As a material inducement to Buyer to enter into this Agreement, the Company and each Seller jointly and severally hereby represents and warrants that:

          IV.1  Organization and Corporate Power.  The Company is a corporation
                --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Arizona and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a Material Adverse Effect. All such jurisdictions in which the Company is qualified are set forth on Schedule 4.1. The Company has full corporate power
                           ------------
and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted. The copies of the Company's articles of incorporation and by-laws which have been furnished to Buyer reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company which have been furnished to Buyer are correct and complete. The Company is not in default under or in violation of any provision of its articles of incorporation or by-laws.

          IV.2  Authorization of Transactions.  The Company has full corporate
                -----------------------------
power and authority to execute and deliver this Agreement, and all other agreements contemplated hereby to which the Company is a party (collectively, the "Transaction Documents") and to consummate the transactions contemplated
     ---------------------
hereby and thereby. The board of directors of the Company has duly approved this Agreement and all other Transaction Documents contemplated hereby to which the Company is a party and has duly authorized the execution and delivery of this Agreement and all other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement or the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and all other Transaction Documents have been duly executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

          IV.3  Capitalization.  The authorized, issued and outstanding stock of
                --------------
the Company is as set forth in the second paragraph of the recitals of this Agreement. All of the issued and outstanding shares of the Acquired Stock have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights or rights of first refusal, and are owned of record and beneficially by the respective Sellers as set forth on Schedule 1.1 free and
                                                       ------------
clear of all Liens. The respective Sellers have owned all issued and outstanding shares of the Acquired Stock since the date(s) set forth on Schedule 1.1. There
                                                            ------------
are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock (other than this Agreement). There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

          IV.4  Subsidiaries; Investments.  The Company does not own or hold any
                -------------------------
shares of stock or any other security or interest in any other Person or any rights to acquire any such stock or other security or interest, and the Company has never owned any Subsidiary. For purposes of this Agreement, "Person" means
                                                                 ------
an individual, a partnership, a limited liability company a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof, and "Subsidiary" means, with respect to any Person, any
                          ----------
corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

          IV.5  Absence of Conflicts.  Except as set forth in Schedule 4.5, the
                --------------------                          ------------
execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Company and/or each Seller do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Stock or the assets of either Company, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the articles of incorporation or by-laws of any Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which any Company is bound or affected, or any law, statute, rule or regulation to which the Company is subject or any judgment, order or decree to which the Company is subject.

          IV.6  Financial Statements.  The Company has furnished Buyer with
                --------------------
copies of its (i) unaudited balance sheet as of September 30, 1999 (the "Latest
                                                                         ------
Balance Sheet") and the related statement of operations for the six-month period
-------------
then ended and (ii) unaudited balance sheets and statements of operations, shareholders' equity and cash flows for the fiscal years ended June 30, 1999, and December 31, 1997 and 1996, and January 1, 1998 to June 30, 1998. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (the "Financial Statements") is accurate and complete in all material
           --------------------
respects, is consistent with the Company's books and records (which, in turn, are accurate and complete in all material respects), present fairly in all material respects the Company's financial condition and results of operations as of the times and for the periods referred to therein and have been prepared on a consistent basis for the periods covered.

          IV.7  Absence of Undisclosed Liabilities.  The Company does not have
                ----------------------------------
any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, including Taxes with respect to or based upon transactions or events occurring on or before the Closing, except (i) obligations under contracts or commitments described in
Schedule 4.13 or under contracts and commitments which are not required to be
-------------
disclosed thereon (but not liabilities for breaches thereof), (ii) liabilities reflected on the liabilities side of the Latest Balance Sheet, (iii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement or a claim or lawsuit or an environmental liability) and (iv) liabilities disclosed on Schedule 4.7.
                                             ------------

          IV.8  Absence of Certain Developments.  Except as set forth in
                -------------------------------
Schedule 4.8 and except as expressly contemplated by this Agreement, since June
------------
30, 1999 the Company has not:

          (a) suffered a Material Adverse Change or suffered any theft, damage, destruction or casualty loss in excess of $5,000, to its assets, whether or not covered by insurance or suffered any substantial destruction of the Company's books and records;

          (b) redeemed or repurchased, directly or indirectly, any shares of capital stock or other equity security or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any shares of its capital stock or other equity security other than distributions made to Sellers in the Ordinary Course of Business for the purpose of paying estimates of federal, state and local income taxes attributable to the taxable income of the Company for periods ending on or prior to the Closing (provided that such distribution is not disruptive or detrimental to the Company);

          (c) issued, sold or transferred any notes, bonds or other debt securities, any equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock or other equity securities of the Company;

          (d) borrowed any amount or incurred or become subject to any liabilities, except liabilities incurred in the Ordinary Course of Business;

          (e) discharged or satisfied any Lien or paid any obligation or liability, other than liabilities paid in the Ordinary Course of Business, or prepaid any amount of Indebtedness for borrowed money other than the MCI/WorldCom Indebtedness and the FET Indebtedness;

          (f)  subjected any portion of its properties or assets to any Lien;

          (g) sold, leased, assigned or transferred (including, without limitation, transfers to Sellers or any Insider) a portion of its tangible assets, except for sales of inventory in the Ordinary Course of Business, or cancelled without fair consideration any material debts or claims owing to or held by it;

          (h) sold, assigned, licensed or transferred (including, without limitation, transfers to Sellers or any Insider) any Proprietary Rights owned by, issued to or licensed to the Company or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all rights of the Company in such confidential information) or received any confidential information of any third party in violation of any obligation of confidentiality;

          (i) suffered any extraordinary losses or waived any rights of material value, whether or not in the Ordinary Course of Business;

          (j) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the Ordinary Course of Business;

          (k) entered into any other material transaction, whether or not in the Ordinary Course of Business, or materially changed any business practice;

          (l) made or granted any bonus or any wage, salary or compensation increase in excess of $4,000 per year to any single director, officer, employee or sales representative or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (m) made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (n) incurred intercompany charges or conducted its cash management customs and practices other than in the Ordinary Course of Business (including, without limitation, with respect to maintenance of working capital balances, collection of accounts receivable and payment of accounts payable);

          (o) incurred any Tax Liability, except those for which reserves have been established and disclosed on the Latest Balance Sheet or such as are disclosed on Schedule 4.8(o);
             ---------------

          (p) made any capital expenditures or commitments for capital expenditures that aggregate in excess of $10,000;

          (q) made any loans or advances to, or guarantees for the benefit of, any Persons;

          (r) made any charitable contributions, pledges, association fees or dues in excess of $1,000;

          (s) entered into any lease of capital equipment or real property involving rental in excess of $5,000 per annum; or

          (t) changed or authorized any change in its articles of incorporation or by-laws.

          IV.9  Title to Properties.
                -------------------

          (a)  The Company does not own real property.

          (b)  The real property leases and subleases described on Schedule
                                                                   --------
4.9(b) are valid, binding, enforceable and in full force and effect and have not
------
been modified (except to the extent disclosed in the documents delivered to Buyer), and the Company holds a valid and existing leasehold interest under such leases or subleases for the term set forth in Schedule 4.9(b). The leases and
                                              ---------------
subleases described in Schedule 4.9(b) (the "Leased Properties") constitute all
                       ---------------       -----------------
of the leases and subleases under which each Company holds leasehold or subleasehold interests in real property. The Company has delivered to Buyer complete and accurate originals of each of the leases or subleases described in
Schedule 4.9(b) (or certified copies thereof if the originals are not
---------------
available).  With respect to each lease and sublease listed on Schedule 4.9(b):
                                                               ---------------

            (i) the lease or sublease shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

            (ii) neither Company nor any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease;

            (iii) no party to the lease or sublease has repudiated any provision thereof and there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

            (iv) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

            (v) all buildings, improvements or other property leased or subleased thereunder have received all approvals of governmental authorities required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations; and

            (vi) as of the Closing, (A) Sellers shall have obtained the consent of each landlord to the transactions contemplated hereunder and under the other Transaction Documents or (B) the lease or sublease does not prohibit the transactions contemplated hereunder and under the other Transaction Documents.

            (c)     The real property described in Schedule 4.9(b) constitutes
                                                   --------------
     all of the real property used or occupied by the Company.

            (d)     Except as set forth on Schedule 4.9(d), the Company owns
                                           ---------------
     good and marketable title to, or a valid leasehold interest in, free and clear of all Liens, all of the personal property and assets which are shown on the applicable Latest Balance Sheet or acquired thereafter or located on the Leased Properties or used by such Company. For purposes of this Agreement, "Lien" means any mortgage, pledge, security interest,
                 ----
     encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against Companies or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to Companies under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the Ordinary Course of Business).

          (e) The buildings, machinery, equipment, personal properties, vehicles and other tangible assets of the Company located upon or used in connection with the Leased Properties (other than assets that are not necessary for the operation of the business of the Company) are operated in conformity with all applicable laws and regulations, are in good condition and repair, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business. The Company owns or leases under valid leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business.

          IV.10  Accounts Receivable.  Except as set forth on Schedule 4.10, all
                 -------------------                          -------------
of the notes and accounts receivable of the Company reflected on its Latest Balance Sheet are good and valid receivables (subject to no counterclaims or offset) and shall be collected (net of the allowance for doubtful accounts recorded on the applicable Latest Balance Sheet) within 90 days after the Closing Date at the aggregate amount recorded therefor on the applicable Latest Balance Sheet. There are no individual accounts receivable which are over $5,000 and 90 days past due, except as set forth on Schedule 4.10. As of the
                                                    -------------
Closing Date, no Person shall have any Lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment shall have been made with respect to any such receivables.

          IV.11  Inventory.  The inventories of the Company reflected on its
                 ---------
Latest Balance Sheet are of a quantity and quality usable and saleable in the Ordinary Course of Business without discount, are not damaged, defective, slow-moving or obsolete, and are merchantable and fit for their particular purpose. For the purpose of this Agreement, "slow-moving" means any item which it has taken or it is likely to
            -----------
take over 12 months to sell.

          IV.12  Taxes.
                 -----

          (a)   Except as set forth on Schedule 4.12, (i) the Company has timely
                                       -------------
filed all Tax Returns which are required to be filed on or before the Closing Date, and all such Tax Returns are true, complete and accurate in all respects and have been prepared in compliance with all applicable laws and regulations,
(ii) all Taxes due and payable by the Company, whether or not shown on a Tax Return, have been paid by the Company or Sellers and all Taxes accrued but not yet due are accrued on the Latest Balance Sheet and no Taxes are delinquent,
(iii) no deficiency or proposed adjustment for any amount of Tax has been asserted or assessed by a taxing authority against the Company and neither the Company nor any Seller reasonably expects that any such assertion or assessment of Tax liability will be made, (iv) the Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority to a date later than the date hereof, (v) the Company has not been a member of an Affiliated Group, (vi) no claim has ever been made by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction, (vii) the Company has no liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision or state, local or foreign Tax law), as a transferee, by contract, or otherwise, (viii) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and (ix) the Company has neither made any payments, nor is or shall become obligated (under any contract entered into on or before the Closing
Date) to make any payments, that shall be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law). The Company is not a party to any tax sharing, allocation or similar agreement. Schedule 4.12 contains a list of states, territories and
            -------------
jurisdictions (whether foreign or domestic) in which the Company is required to file Tax Returns. The Company made a valid election under Section 1362 of the Code and all corresponding state or local tax provisions to be an S corporation for its taxable year beginning July 1, 1997 and ending December 31, 1997, and for its taxable year beginning January 1, 1998 and ending June 30, 1998. Such elections were valid when taken. For all taxable periods beginning on or after July 1, 1998, the Company has no valid election to be taxed as an S corporation under the Code (or under any corresponding provision of state, local or foreign income Tax law).

          (b) As used in this Agreement, the following terms shall have the following respective meanings:

          (i)  "Affiliated Group" means an affiliated group as defined in
                ----------------
     Section 1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          (ii) "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (iii)  "Tax" or "Taxes" means any federal, state, local or foreign
                  ---      -----
     income, gross receipts, franchise, alternative or add-on minimum, estimated, sales, use, transfer, registration, value added, excise, stamp, environmental, customs, duties, real property, personal property, capital stock, license, social security, unemployment, disability, payroll, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

          (iv)  "Tax Returns" means returns, declarations, reports, claims for
                 -----------
     refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          IV.13  Contracts and Commitments.
                 -------------------------

          (a) Except as specifically contemplated by this Agreement and except as set forth in Schedule 4.13, the Company is neither a party to nor bound by,
                -------------
whether written or oral, any:

             (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal;

             (ii) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or any severance agreements;

             (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

             (iv) agreements with respect to the lending or investing of funds;

             (v)    license or royalty agreements;

             (vi) guaranty of any obligation, other than endorsements made for collection;

             (vii) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $2,000 annually;

             (viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

             (ix) contract or group of related contracts with the same party for the purchase or sale of supplies, products or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year (except if such contracts do not involve a sum in excess of $2,000 annually) or involves a sum in excess of $2,000;

             (x) contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties or involving more than $2,000;

             (xi) contract which prohibits it from freely engaging in business anywhere in the world;

             (xii) contract relating to the distribution, marketing or sales of its products;

             (xiii) agreements, contracts or understandings pursuant to which the Company subcontracts work to third parties; or

             (xiv) other agreement material to it whether or not entered into in the Ordinary Course of Business.

             (b)    Except as disclosed in Schedule 4.13, (i) to the Knowledge
                                           -------------
of the Company, no contract or commitment required to be disclosed on Schedule
                                                                      --------
4.13 has been breached or cancelled by the other party since December 31, 1998,
----
and the Company has no Knowledge of any anticipated breach by any other party to any contract set forth on Schedule 4.13, (ii) since December 31, 1998, no
                          -------------
customer or supplier has indicated in writing or orally to the Company or any Seller that it shall stop or decrease the rate of business done with either Company or that it desires to renegotiate its contract with the Company, (iii) the Company has performed all the obligations required to be performed by it in connection with the contracts or commitments required to be disclosed on
Schedule 4.13 and is not in default under or in breach of any contract or
-------------
commitment required to be disclosed on the Schedule 4.13, and no event has
                                           -------------
occurred which with the passage of time or the giving of notice or both would result in a default or breach thereunder, (iv) the Company does not have a present expectation or intention of not fully performing any obligation pursuant to any contract set forth on Schedule 4.13, (vi) each agreement is legal, valid,
                             -------------
binding, enforceable and in full force and effect and will continue as such following the consummation of the transactions contemplated hereby, and (vii) no unfilled customer order or commitment obligating the Company to process or deliver products or perform services shall result in a loss to the Company upon completion of performance.

             (c)    Schedule 4.13 lists the ten largest customers and the ten
                    -------------
largest suppliers of the Company during the 12-month period ended September 30, 1999.

             (d) Sellers have provided Buyer with a true and correct copy of all written contracts which are required to be disclosed on Schedule 4.13, in
                                                            -------------
each case together with all amendments, waivers or other changes thereto (all of which are disclosed on Schedule 4.13). Schedule 4.13 contains an accurate and
                       -------------    -------------
complete description of all material terms of all oral contracts referred to therein.

             IV.14  Proprietary Rights.
                    ------------------

                                    -xxiii-

          (a)  "Proprietary Rights" shall mean all of the following items along
                ------------------
with all income, royalties, damages and payments due or payable at the Closing or thereafter, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all goodwill associated therewith; registered and unregistered copyrights, copyrightable works and mask works;
(iii) all registrations, applications and renewals for any of the foregoing;
(iv) trade secrets and confidential information (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); (v) computer software and software systems (including, without limitation, data, databases and related documentation); (vi) other proprietary rights; (vii) licenses or other agreements to or from third parties regarding the foregoing; and (viii) all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, without limitation, the items set forth on
Schedule 4.14.
-------------

          (b)  Schedule 4.14 sets forth a complete and correct list of:  (i) all
               -------------
patented or registered Proprietary Rights and all pending patent applications or other applications for registration of Proprietary Rights owned, filed or used by the Company; (ii) all trade names and unregistered trademarks used by the Company; (iii) all material unregistered copyrights, mask works and computer software owned or used by the Company; and (iv) all licenses or similar agreements or arrangements to which the Company is a party, either as licensee or licensor, for the Proprietary Rights, in each case identifying the subject Proprietary Rights.

          (c)  Except as set forth in Schedule 4.14, (i) the Company owns and
                                      -------------
possesses all right, title and interest in and to, or has a valid and enforceable right to use, each of the Proprietary Rights listed on Schedule
                                                                   --------
4.14, free and clear of all Liens, and no claim by any third party contesting
----
the validity, enforceability, use or ownership of any of the Proprietary Rights has been made, is currently outstanding or, to the Knowledge of either Company, is threatened, and there are no grounds for same, (ii) the Proprietary Rights listed on Schedule 4.14 comprise all proprietary rights necessary for the
          -------------
operation of the Company's businesses as currently conducted, and as currently proposed to be conducted, (iii) the loss or expiration of any Proprietary Right owned by, issued to or licensed to the Company or related group of Proprietary Rights has not and would not have a Material Adverse Effect, and no such loss or expiration is pending or, to the Knowledge of Companies, threatened or reasonably foreseeable, (iv) the Company has neither received any notices of, nor is the Company aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Proprietary Right owned by, issued to or licensed to the Company (including, without limitation, any demand or request that the Company license rights from a third party), (v) the Company has not infringed, misappropriated or otherwise conflicted with any rights of any third parties and the Company is not aware of any infringement, misappropriation or conflict which shall occur as a result of the continued operation of the Company's businesses as currently conducted or as currently proposed to be conducted, and

(vi) to the Company's Knowledge, the Proprietary Rights owned or licensed to the Company have not been infringed, misappropriated or conflicted by any third party.

          (d) The transactions contemplated by this Agreement shall have no adverse effect on the Company's right, title and interest in and to any of the Proprietary Rights. The Company has disclosed any of its trade secrets or confidential information to any third party other than pursuant to a written confidentiality agreement. The Company has entered into written confidentiality agreements and written proprietary rights agreements with all of its employees and independent contractors acknowledging the Company's ownership of all inventions created or developed by its employees and independent contractors within the scope of their employment. The Company has taken all other necessary and desirable actions to maintain and protect its Proprietary Rights and shall continue to maintain and protect those rights prior to the Closing so as to not adversely affect the validity or enforcement of such Proprietary Rights. To the Company's Knowledge, the owners of any Proprietary Rights licensed to the Company have taken all necessary and desirable actions to maintain and protect the Proprietary Rights which are subject to such licenses.

          IV.15  Litigation; Proceedings.  Except as set forth in Schedule 4.15,
                 -----------------------                          -------------
there are no actions, suits, proceedings, orders, judgments, decrees or investigations pending or, to the Company's Knowledge, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of either Company there is no basis known for any of the foregoing. Except as set forth on
Schedule 4.15, the Company has not received any opinion or legal advice in
-------------
writing to the effect that the Company is exposed from a legal standpoint to any liability or disadvantage which may be material to the Company's business as previously or presently conducted or business prospects. The Company is not subject to any outstanding order, judgment or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator.

          IV.16  Brokerage. Except as set forth in Schedule 4.16, there are no
                 ---------                         -------------
claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

          IV.17  Governmental Licenses and Permits.  Schedule 4.17 contains a
                 ---------------------------------   -------------
complete listing and summary description of all permits, licenses, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments or other similar rights (collectively, the "Licenses") owned
                                                              --------
or possessed by the Company or used by the Company in the conduct of its business. Except as indicated on Schedule 4.17, the Company owns or possesses
                                  -------------
all right, title and interest in and to all Licenses which are necessary to conduct its business as presently conducted and as proposed to be conducted and shall use its reasonable efforts to maintain all such Licenses. No loss or expiration of any License is pending or, to the Company's Knowledge, threatened or reasonably foreseeable (including, without limitation, as a result of the transactions contemplated hereby) other than expiration in accordance with the terms thereof.

          IV.18  Employees.  Except as set forth on Schedule 4.18, to the
                 ---------                          -------------
Knowledge of the Company, no key executive employee and no group of employees or independent contractors of the

Company has any plans to terminate his, her or its employment or relationship as an independent contractor with the Company. The Company has complied with all applicable laws relating to the employment of personnel and labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, the Worker Adjustment and Retraining Act, and the Immigration Reform and Control Act of 1986. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, unfair labor practices claims or other material employee or labor disputes. The Company has not engaged in any unfair labor practice. The Company does not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.
Schedule 4.18 sets forth the names, present annual or, as the case may be,
-------------
hourly rate of compensation (including salary, bonuses and commissions) of all persons employed by the Company (including independent contractors) and their job descriptions.

          IV.19  Employee Benefit Plans.
                 ----------------------

          (a)  Except as set forth on Schedule 4.19, with respect to current or
                                      -------------
former employees of the Company, the Company does not maintain or contribute to or have any actual or potential liability with respect to any (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), or (iii) employee welfare
                                         -----
benefit plans, (as defined in Section 3(1) of ERISA), stock option or stock purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated. The Company has never contributed to any multiemployer pension plan (as defined in Section 3(37) of ERISA), and the Company has never maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA). The Company neither maintains nor contributes to any employee welfare benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Internal Revenue Code of 1986 (the "Code") ("COBRA").
      ----     -----

          (b) The employee pension benefit plans and employee welfare benefit plans (and related trusts and insurance contracts) comply in form and in operation in all respects with the requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof; and the employee pension benefit plans which are intended to be "qualified plans" qualify under Section 401(a) of the Code, and each such employee pension benefit plan, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such plan and the tax-exempt status of such related trust and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such plan or the tax exempt status of such related trust.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to the employee pension benefit plans and employee welfare benefit plans have been properly and timely filed with the appropriate government agency and distributed to participants as required. The Company has complied with the requirements of COBRA.

          (d) With respect to each employee pension benefit plan, all contributions which are due (including all employer contributions and employee salary reduction contributions) have been paid to such employee pension benefit plan, all contributions for prior plan years which are not yet due and with respect to the current plan year for the period ending on the Closing Date have been made or accrued in accordance with GAAP, and, with respect to the employee welfare benefit plans, all premiums or other payments which are due have been paid.

          (e) The Company has not incurred any liability to the Pension Benefit Guarantee Corporation, the Internal Revenue Service, any multiemployer plan or otherwise with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes or included either Company (the "Controlled Group") that has not been satisfied in full, and no
              ----------------
condition exists that presents a material risk to any Company or any member of the Controlled Group of incurring such a liability.

          (f) With respect to each employee pension benefit plan and each employee welfare benefit plan, (i) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans, and (iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and the Company does not have any Knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          (g)   With respect to each of the plans listed on Schedule 4.19,
                                                            -------------
Sellers have furnished to Buyer true and complete copies of (i) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications, (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the Form 5500 Annual Report (including all schedules and other attachments for the most recent three years), (iv) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (v) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

          IV.20 Insurance.  Schedule 4.20 lists and briefly describes each
                ---------   -------------
insurance policy maintained by the Company with respect to its properties, assets and business, together with a claims history for the past five years.
All of such insurance policies are in full force and effect, and the Company is not in default with respect to its obligations under any such insurance policies and the Company has not been denied insurance coverage. The insurance coverage of Companies is customary for corporations of similar size engaged in similar lines of business. Except as set forth on Schedule 4.20, the Company does not
                                           -------------
have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheets are adequate to cover all anticipated liabilities with respect to self-insurance or coinsurance programs.

                                    -xxvii-

          IV.21  Officers and Directors; Bank Accounts.  Schedule 4.21 lists all
                 -------------------------------------   -------------
officers and directors of the Company, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for the Company.

          IV.22  Affiliate Transactions.  Except as disclosed on Schedule 4.22,
                 ----------------------                          -------------
no officer, director, employee, stockholder, or Affiliate of the Company or any individual related by marriage or adoption to any such individual or any entity in which any such Person owns any beneficial interest (collectively, the "Insiders"), is a party to any agreement, contract, commitment or transaction
---------
with either Company or which is pertaining to the business of the Company or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company. For purposes of this Agreement, "Affiliate" of any particular Person means any other Person
            ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

          IV.23  Compliance with Laws.  Except as set forth on Schedule 4.23,
                 --------------------                          -------------
the Company and its officers, directors, agents and employees have complied with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the business, business practices (including, but not limited to, the Company's production, marketing, sales and distribution of its products and services) or any owned or leased properties of the Company and to which the Company may be subject, and no claims have been filed against such Company alleging a violation of any such laws or regulations, and the Company has not received notice of any such violations.

          IV.24  Environmental Matters.
                 ----------------------

          (a) The Company has complied with and is currently in compliance with all Environmental and Safety Requirements, and the Company has not received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or any of its properties or facilities.

          (b) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of its businesses. A list of all such permits, licenses and other authorizations which are material to the Company is set forth on Schedule 4.24.
   -------------

          (c) Neither this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Company or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

                                   -xxviii-

          (d) None of the following exists at any property or facility owned, occupied or operated by the Company: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; or
(iii) materials or equipment containing polychlorinated biphenyls.

          (e) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any other Environmental and Safety Requirements.
                   ------

          (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) The Company has, neither expressly or by operation of law, assumed nor undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (h) No Environmental Lien has attached to any property owned, leased or operated by the Company.

          (i) For purposes of this Agreement, the following terms shall have the following respective meanings:

          (i)  "Environmental and Safety Requirements" shall mean all federal,
                -------------------------------------
     state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment, (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

          (ii) "Release" shall have the meaning set forth in CERCLA.
                -------

          (iii)  "Environmental Lien" shall mean any Lien, whether recorded or
                  ------------------
     unrecorded, in favor of any governmental entity, relating to any liability of the Company arising under any Environmental and Safety Requirements.

          IV.25  Projections.  Attached as Schedule 4.25 is a true and complete
                 ------------              -------------
copy of the latest projections of the income and cash flows of the Company for the fiscal years ending December 31, 1999, December 31, 2000, and December 31, 2001. Such projections are based on underlying assumptions of the Company which provide a reasonable basis for the projections contained therein. Such projections have been prepared on the basis of the assumptions set forth therein, which the Company reasonably believes are fair and reasonable in light of the historical financial performance of the Company and of current and reasonably foreseeable business conditions, including the access to capital and cost reductions as set forth in such assumptions.

          IV.26  Powers of Attorney; Guarantees.  Except as set forth on
                 ------------------------------
Schedule 4.26, there are no outstanding powers of attorney executed on behalf of
-------------
the Company. The Company is not a guarantor or otherwise liable for any Indebtedness of any other person, firm or corporation other than endorsements for collection in the Ordinary Course of Business.

          IV.27  Product Warranties.  The Company has not made any warranties
                 ------------------
with respect to the products [manufactured and/or] sold by it other than those warranties expressly made in the literature accompanying such products, copies of which are attached hereto as Schedule 4.27.
                                -------------

          IV.28  Indebtedness.  The Company does not have any Indebtedness other
                 ------------
than as set forth on Schedule 4.28 (the "Closing Indebtedness").  The Closing
                     -------------
Indebtedness set forth on Schedule 4.28 shall clearly identify: (i) the
                          -------------
MCI/WorldCom Indebtedness, and such MCI/WorldCom Indebtedness shall not exceed in the aggregate $884,375 net of the application of any deposits held by MCI/WorldCom on the Company's behalf; (ii) FET Indebtedness accrued prior to Closing, and such FET Indebtedness shall not exceed $1,169,980, and (iii) the Estimated Excess Indebtedness and each element thereto.

          IV.29  Disclosure.  Neither this Agreement, the other Transaction
                 ----------
Documents, nor any of the schedules, attachments or Exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading. There is no fact which has not been disclosed to Buyer of which the Company has Knowledge which has had a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect.

          IV.30  Closing Date.  All of the representations and warranties
                 ------------
contained in this Article IV and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to Buyer are true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date, except to the extent that any Seller has advised Buyer otherwise in writing prior to the Closing.

          IV.31  Knowledge.  As used in this Article IV and elsewhere in this
                 ---------                   ----------
Agreement, the term "Knowledge" as used in the phrases "to the Knowledge of Company," "to the Knowledge of the Buyer," "to Company's Knowledge" or phrases of similar import shall mean and include the actual knowledge or awareness of the Company or Buyer (which shall include actual knowledge and awareness of the officers, directors and key employees of the entity and the stockholders of the entity) after making reasonable inquiry and using reasonable diligence with respect to the particular matter in question. In particular, the knowledge or awareness of each Seller shall be imputed to the Company.


                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SELLERS
            ------------------------------------------------------

          As a material inducement to Buyer to enter into this Agreement, each Seller severally represents and warrants to Buyer that:

          V.1  Authorization of Transactions.  Such Seller has full power,
               -----------------------------
authority and legal capacity to enter into this Agreement and the other documents contemplated hereby to which such Seller is a party and to perform his obligations hereunder and thereunder. This Agreement and the other documents contemplated hereby to which such Seller is a party have been duly executed and delivered by such Seller and constitute the valid and binding agreements of such Seller, enforceable in accordance with their respective terms.

          V.2  Absence of Conflicts.  Neither the execution and the delivery of
               --------------------
this Agreement and the other documents contemplated hereby to which such Seller is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Stock owned by such Seller, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Seller is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which such Seller is subject. No notice to, filing with or authorization, consent or approval of any government or governmental agency by such Seller is necessary for the consummation of the transactions contemplated by this Agreement and the other documents contemplated hereby to which such Seller is a party.

          V.3  Brokerage.  Except as set forth on Schedule 5.3, there are no
               ---------                          ------------
claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Seller.

          V.4  Shares.  Such Seller holds of record and owns beneficially the
               ------
shares of Acquired Stock as indicated on Schedule 1.1, free and clear of any
                                         ------------
restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and the state securities laws), claims, taxes, Liens, options, warrants, rights, contracts, calls, commitments, equities, proxies and demands. Such Seller is not a party to any option, warrant, right, contract, call, put or other agreement or

                                    -XXXI-
commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement). Such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.

          V.5   No Guarantee of Debt.  Neither Seller has guaranteed the
                --------------------
MCI/WorldCom Indebtedness.

          V.6   Legal and Tax Advice.  Sellers have retained independent legal
                --------------------
and tax advisors and have not relied on the legal or tax advice of the Buyer or Buyer's attorneys.

          V.7   Closing Date.  All of the representations and warranties
                ------------
concerning such Seller contained in this Article V and elsewhere in this
                                         ---------
Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to Buyer are true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date except to the extent that Sellers have advised Buyer otherwise in writing prior to the Closing.


                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          As a material inducement to Sellers to enter into this Agreement, Buyer hereby represents and warrants to Sellers that:

          VI.1  Organization and Corporate Power.  Buyer is a limited liability
                --------------------------------
company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which Buyer is a party and perform its obligations hereunder and thereunder. The copies of the Buyer's Articles of Formation and Operating Agreement which have been furnished to Buyer reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The Buyer is not in default under or in violation of this Agreement or any provision of its Articles of Formation or Operating Agreement.

          VI.2  Authorization of Transaction.  The execution, delivery and
                ----------------------------
performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party have been duly and validly authorized by all requisite corporate action on the part of Buyer, and no other company proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which Buyer is a party shall when executed constitute, a valid and binding obligation of Buyer, enforceable in accordance with their terms.

          VI.3  No Violation.  Buyer is not subject to or obligated under its
                ------------
certificate of formation, its operating agreement, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or

                                    -xxxii-
performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party.

          VI.4  Governmental Authorities and Consents.  Buyer is not required to
                -------------------------------------
submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other agreements contemplated hereby to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party or the transactions contemplated hereby or thereby.

          VI.5  Litigation.  There are no actions, suits, proceedings or orders
                ----------
pending or, to Buyer's Knowledge, threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement and the other agreements contemplated hereby to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby.

          VI.6  Brokerage.  There are no claims for brokerage commissions,
                ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

          VI.7  Closing Date.  All of the representations and warranties
                ------------
contained in this Article VI and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to Sellers are true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date, except to the extent that Buyer has advised Sellers otherwise in writing prior to the Closing.


                                  ARTICLE VII

                                  TERMINATION
                                  -----------

          VII.1  Termination.  This Agreement may be terminated at any time
                 -----------
prior to the Closing:

          (a)    by mutual written consent of Sellers and Buyer;

          (b) by Sellers or Buyer if there has been a material misrepresentation or breach on the part of the other Party of the representations, warranties or covenants set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating Party's obligations to consummate the transactions contemplated hereby unless such terminating Party's willful or knowing breach of this Agreement has caused the condition to be unsatisfied; or

                                   -xxxiii-

          (c) by Sellers or Buyer if the Closing has not occurred on or prior to November 30, 1999; provided, however, that neither Buyer nor Sellers shall be entitled to terminate this Agreement pursuant to this Section 7.1(c) if such
                                                         --------------
Party's or Parties' willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

          VII.2  Effect of Termination.  In the event of termination of this
                 ---------------------
Agreement by either Sellers or Buyer as provided in Section 7.1, this Agreement
                                                    -----------
shall forthwith become void and there shall be no liability on the part of any Party to any other Party or its stockholders or directors or officers under this Agreement, except for the provisions of Sections 9.3 and 9.8 and Article X shall
                                        --------------------     ---------
continue in full force and effect and except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination.


                                 ARTICLE VIII

                      INDEMNIFICATION AND RELATED MATTERS
                      -----------------------------------

          VIII.1 Survival.  All representations, warranties set forth in this
                 --------
Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of Buyer, the Knowledge of any of its officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss (as defined in Section 8.2) pursuant to Section 8.2(a)(i) or
                            -----------              -----------------
Section 8.2(c) unless written notice of a claim thereof is delivered to the
--------------
other Party prior to the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable Limitation Date" shall mean November 23, 2002;
                     --------------------------
provided that the Applicable Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties of the Company or the Sellers set forth in Section 4.12 (Taxes), the Applicable Limitation Date shall
                     ------------
be the 30th day after expiration of the statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled) applicable to the Tax which gave rise to such Loss and (ii) with respect to any Loss arising from or related to a breach of the representations and warranties of the Company or the Sellers set forth in Section 4.1 (Organization and
                                           -----------
Corporate Power), Section 4.2 (Authorization of Transactions), Section 4.3
                  -----------                                  -----------
(Capitalization), Section 4.5 (Absence of Conflicts), Section 4.16 (Brokerage)
                  -----------                         ------------
or Article V (Representations and Warranties with Respect to Sellers), or of the
   ---------
Buyer's set forth in Article VI (Representations and Warranties with respect to
                     ----------
Buyers), there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever).

                                    -xxxiv-

          VIII.2  Indemnification.
                  ---------------

          (a) Each Seller shall jointly and severally indemnify Buyer and the Company and each of their respective officers, directors, stockholders (other than Sellers), employees, agents, representatives, affiliates, successors and permitted assigns (collectively, the "Buyer Parties") and hold each of them
                                          -------------
harmless from and against and pay on behalf of or reimburse such Buyer Parties in respect of any loss (including diminution in value), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonably attorneys' fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses" and individually, a "Loss") which any such
                           ------                       ----
Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

          (i) the breach of any representation or warranty made by the Company or any Seller contained in Article IV of this Agreement or any
                                        ----------
     certificate delivered by the Company or any Seller to Buyer with respect thereto in connection with the Closing;

          (ii) the breach of any representation or warranty made by such Seller contained in Article V of this Agreement or any certificate
                         ---------
     delivered by such Seller to Buyer with respect thereto in connection with the Closing;

          (iii) the breach of any representation, warranty (other than representations or warranties set forth in Articles IV and V), covenant or
                                                -----------------
     agreement made by the Company or any Seller contained in this Agreement, the other Transaction Documents, any Exhibit hereto or any certificate delivered by the Company or any Seller to Buyer with respect thereto in connection with the Closing; or

          (iv) any Taxes, excluding FET Indebtedness not to exceed $1,169,980 or those set forth on Schedule 4.28 for which an adequate reserve has been
                           -------------
     established in the Company's Latest Balance Sheet, incurred by the Company in any period (or any portion thereof) ending on or before the Closing Date or otherwise attributable to the conduct of the Company's business on or prior to the Closing Date, including any Tax under Code (S) 197(f)(9)(B) or Code (S) 1374.

          (v) any fees due and payable to Sellers' legal counsel, investment bankers, accountants, agents or representatives relating to the sale of the stock in the Company or the associated transactions pursuant to this Agreement.

          (vi) any and all liabilities, claims, counterclaims, or obligations arising from or as a result of the litigation currently styled RCP
                                                                    ---
     Communications Inc. v. Vern Hauser et al,  which litigation has been
     ------------------------------------------
     assigned to Sellers, or from the assignment of the In Touch debt liens or equipment to Sellers as set forth in Section 2.2(h) above.
                                          --------------

The remedy of the Buyer Parties for any indemnification of Losses hereunder shall be offset (i) first from the Hold-back to the extent of the Hold-back,
(ii) then if the Hold-back is depleted, against the

Cash Earn-out, if any, that has been earned and is payable to the Sellers, and
(iii) then if the Hold-back and the Cash Earn-out payable to the Sellers is depleted, the Buyer Parties may proceed against each Seller individually.

          (b) The indemnification provided for in Section 8.2(a) above is subject to the following limitations:

          (i) Sellers will be liable to the Buyer Parties with respect to claims referred to in subsection (a) above only if any Buyer Party gives Sellers written notice thereof within the Applicable Limitation Date; and

          (ii) Sellers shall not be liable to Buyer Parties for any Loss arising under subsection (a)(i) above (A) in respect of any individual Loss of less than $1,000 (the "Threshold") and (B) unless the aggregate amount
                               ---------
     of all such Losses exceeds $25,000 in the aggregate (the "Basket"), in
                                                               ------
     which case Sellers shall be liable only for the amount of such Losses in excess of the Basket; provided that the foregoing limitations (i.e., the Basket and the Threshold) shall not apply with respect to any Loss arising from or related to a breach of the representations and warranties of the Company or Seller set forth in Section 4.1 (Organization and Corporate Power), Section 4.2 (Authorization of Transaction), Section 4.3 (Capitalization), Section 4.5 (Absence of Conflicts), Section 4.10 (Accounts Receivable), Section 4.12 (Taxes), Section 4.16 (Brokerage),
     Section 4.28 (Indebtedness) or any Loss with respect to Taxes as set forth in Section 8.2(a)(iv) or any Loss arising from or related to a breach of any such Seller's covenants or agreements in such Seller's Employment Agreements. Notwithstanding any implication to the contrary contained in this Agreement, so long as any Buyer Party delivers written notice of a claim to Sellers no later than the Applicable Limitation Date, Sellers shall be required to indemnify Buyer Parties for all Losses which Buyer Parties may incur (subject to the Basket and, if applicable, the Threshold) in respect of the matters which are the subject of such claim, regardless of when incurred.

          (c) Buyer shall indemnify Sellers and hold each Seller harmless from and against and pay on behalf of or reimburse such Sellers in respect of any Loss which Sellers may suffer, sustain or become subject to, as the result of, in connection with, relating to or incidental to or by virtue of the breach by Buyer of any representation, warranty, covenant, or agreement made by Buyer contained in this Agreement, any other Transaction Document or any certificate delivered by Buyer to Sellers with respect thereto in connection with the Closing. Notwithstanding the foregoing, in no event shall Buyer be liable to Sellers by reason of application of this Section 8.2(c) for any Loss (A) in respect of any individual Loss of less than $1,000 (the "Sellers' Threshold")
                                                         ------------------
and (B) unless and until the aggregate amount of such Losses thereunder exceeds $25,000 in the aggregate (the "Sellers' Basket"), in which case Buyer shall be
                               ---------------
liable only for the amount of such Losses in excess of the Sellers' Basket; provided that the foregoing limitations (i.e., the Sellers' Basket and the Sellers' Threshold) shall not apply with respect to any Loss arising from or related to a breach of the representations and warranties of Buyer set forth in
Section 6.6 (Brokerage), or any Loss arising from or related to a breach of the Buyer's covenant or agreements made by Buyer in Section 1.4 or 1.5 of this Agreement, or in the Sellers' Employment Agreements.

                                    -xxxvi-

          (d)   If a party hereto seeks indemnification under this Article VIII,
                                                                 ------------
such party (the "Indemnified Party") shall give written notice to the other
                 -----------------
party (the "Indemnifying Party") after receiving written notice of any action,
            ------------------
lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to Article VIII, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with a nationally recognized reputable counsel acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first:

          (i) enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of right) for all Losses relating to such claims and that it will provide full indemnification (whether or not otherwise required hereunder) to the Indemnified Party for all Losses relating to such claim), and

          (ii) unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such claim or the facts giving rise to such claim for indemnification (without regard to the Threshold, the Basket, Sellers' Basket or the Sellers' Threshold), and

          (iii) furnish the Indemnified Party with reasonable evidence that the Indemnifying Party is and will be able to satisfy any such liability;

and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, (iii) involves a claim to which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party's reputation or future business prospects, or (iv) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

     If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the

                                   -xxxvii-

Indemnifying Party in writing, or (ii) the Indemnifying Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

     If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

          (e) The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after the Indemnified Party provides the Indemnifying Party with written notice of a claim hereunder and the Parties reasonably agree that there is a reasonable basis for such claim. Without limiting the foregoing, any payments to be made by the Sellers pursuant to this
Article VIII shall be offset first against the Hold-back and, to the extent such amount has been completely offset, from the Sellers directly.

          (f) Amounts paid to or on behalf of Sellers or Buyer as indemnification shall be treated as adjustments to the Purchase Price.

          (g) Effective upon the Closing, each Seller hereby irrevocably waives, releases and discharges the Company from any and all liabilities and obligations to such Seller of any kind or nature whatsoever, whether in his capacity as Seller hereunder, as a stockholder, officer or director of the Company or otherwise (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and each Seller shall not seek to recover any amounts in connection therewith or thereunder from the Company.

                                  ARTICLE IX

                             ADDITIONAL AGREEMENTS
                             ---------------------

          IX.1  Continuing Assistance.  Subsequent to the Closing, each Seller
                ---------------------
and Buyer (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

                                   -xxxviii-

          IX.2  Tax Matters.
                -----------

          (a) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid by Sellers when due, and each Seller shall, at his own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, Buyer shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

          (b) Subsequent to the Closing, each Seller shall make, or refrain from making, an election under Section 197 of the Code in accordance with the written request of Buyer.

          IX.3  Press Releases and Announcements.  Prior to the Closing Date, no
                --------------------------------
press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company shall be issued without the mutual approval of all Parties, except for any public disclosure which any Party in good faith believes is required by law or regulation (in which case the disclosure shall be prepared jointly by the Company and Buyer). After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company shall be issued without Buyer's consent (which shall not be unreasonably withheld).

          IX.4  Further Transfers.  Each Seller shall execute and deliver such
                -----------------
further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Acquired Stock and any other transactions contemplated hereby.

          IX.5  Specific Performance.  Buyer and Seller acknowledges that the
                --------------------
Company's business is unique and recognizes and affirms that in the event of a breach of this Agreement, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, Sellers and Buyer agree that the non-breaching party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and such breaching party's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

          IX.6  Transition Assistance.  Each Seller shall not in any manner take
                ---------------------
any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Company after the date of this Agreement as were maintained with such Company prior to the date of this Agreement.

                                    -xxxix-

          IX.7  Investigation.
                -------------

          (a) Prior to the Closing Date, Buyer may make or cause to be made such investigation of the business and properties of the Company as it deems necessary or advisable to familiarize itself therewith. Each Seller shall, and shall cause the Company and its officers, directors, employees and agents to, permit Buyer and its employees, agents, accounting, legal and other authorized representatives to (i) have full access to the premises, books and records of the Company at reasonable hours, (ii) visit and inspect any of the properties of the Company, and (iii) discuss the affairs, finances and accounts of the Company with the directors, officers, key employees, key customers, key sales representatives, key suppliers and independent accountants of the Company.

          (b) Prior to the Closing Date, Sellers and Buyer shall mutually agree upon all communications with customers and suppliers of the Company relating to this Agreement and the transactions contemplated hereunder (it being understood that Buyer shall have the right to contact such customers and suppliers in connection with its investigation of the business of the Company).

          (c) Prior to the Closing Date, Buyer shall provide to each Seller such information as such Seller may reasonably request regarding Buyer's business and financial condition.

          IX.8  Expenses.  Except as otherwise provided herein, each Seller and
                --------
Buyer shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of the Letter of Intent dated August 10, 1999, by and among the Parties, this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby; it being understood that Sellers shall pay the fees, costs and expenses of the Company and that the Company shall not pay any of Sellers' fees, costs and expenses (including, without limitation, legal and accounting fees, costs and expenses) arising in connection with the transactions contemplated hereby if the transactions are consummated.

          IX.9  Exclusivity.  Until this Agreement is terminated by its terms,
                -----------
neither the Company nor Sellers (and none of Company or Sellers shall cause or permit any Insider or agent or any other Person acting on behalf of any Seller, the Company or its Affiliates to), (a) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any (i) liquidation, dissolution or recapitalization of, (ii) merger or consolidation with or into, (iii) acquisition or purchase of assets of or any equity interest in or (iv) similar transaction or business combination involving the Company or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. The Company and each Seller agrees that it will discontinue immediately any negotiations or discussion with respect to any of the foregoing. Until this Agreement is terminated by its terms, Sellers and Company shall notify Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          IX.10  Books and Records.  Unless otherwise consented to in writing by
                 -----------------
Sellers or Buyer (as the case may be), Buyer and Sellers will not, for a period of seven years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Company acquired by Buyer hereunder or retained by Seller without first offering to surrender to Sellers or Buyer such books and records or any portion thereof of which Sellers or Buyer may intend to destroy, alter or dispose. Buyer and Sellers will allow the other party's representatives, attorneys and accountants access to such books and records, upon reasonable request for during such party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

          IX.11  Non-Competition, Non-Solicitation and Confidentiality.
                 -----------------------------------------------------

          (a)    Non-Competition.  In consideration of the mutual covenants
                 ---------------
provided for herein to Sellers at the Closing, during the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date (the "Non-Compete Period"), none of Sellers shall engage (whether as an owner,
 ------------------
operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly in any business that the Company conducts or proposes to conduct as of the Closing Date in any geographic area in which the Company conducts its business as of the Closing Date; provided that ownership of less than 1% of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses. Seller acknowledges that the business that Company currently conducts or proposes to conduct includes, without limitation, the development, marketing, distribution and sale of pre-paid telecommunications services, including, but not limited to, pre-paid local and long distance calling cards, pre-paid cellular telephone service and pre-paid residential telephone service. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9.11(a) is invalid or unenforceable, the
                          ---------------
Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (b)    Non-Solicitation.  Each Seller agrees that, during the Non-
                 ----------------
Compete Period, such Seller (i) shall not, and shall use his best efforts not to permit such Seller's affiliates to, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person employed by the Company at any time prior to the Closing Date or during the Non-Compete Period, without the prior written consent of the Company; provided, however, that nothing herein shall prevent Sellers from working together if neither Seller is employed by the Company at the time such association is initiated, and (ii) shall not induce or attempt to induce any customer or other business relation of the Company into any business relationship which might materially harm the Company. The term "indirectly" as
                                                                 ----------
used in this Section 9.11 is intended to mean any acts authorized or directed by
             ------------
or on behalf of any Seller or any person controlled by such Seller.

          (c)  Confidentiality.  Each Seller shall treat and hold as
               ---------------
confidential any information concerning the business and affairs of the Company that is not already generally available to the public (the "Confidential
                                                            ------------
Information"), refrain from using any of the Confidential Information except in
-----------
connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control. In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 9.11(c). If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided that such disclosing Seller shall use his best efforts to obtain, at the request of Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

          (d)  Trade Name.  No Seller shall use or permit any of his affiliates
               ----------
to use the name "RCP Communications, Inc." or any name confusingly similar thereto in any manner anywhere in the world after Closing.

          (e)  Remedy for Breach.  Each Seller acknowledges and agrees that in
               -----------------
the event of a breach by any Seller of any of the provisions of this Section
                                                                     -------
9.11, monetary damages shall not constitute a sufficient remedy.  Consequently,
----
in the event of any such breach, the Company, Buyer and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

          X.1  Amendment and Waiver.  This Agreement may be amended and any
               --------------------
provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by Buyer and each Seller. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

          X.2  Notices.  All notices, demands and other communications given or
               -------
delivered under this Agreement shall be in writing and shall be deemed to have been given on the date of receipt when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied with confirmation of delivery (with hard copy to follow). Notices, demands and communications to each Seller shall, unless another address is specified in writing, or unless receipt of notice has been specifically delegated to the Representatives under this Agreement, be sent to the address or telecopy number indicated on the signature page attached hereto, and notices, demands and communications to the Representative, the Company and Buyer shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

Notices to Representative:         with a copy which shall not constitute notice to:
-------------------------          ------------------------------------------------
Mr. James A. Silva                 Garrison, Morris & Haight, PLLC
17449 North 8/th/ Avenue           5100 Poplar Avenue, Suite 2100
Phoenix, AZ 85023                  Memphis, TN 38137
                                   Attention:  G. Robert Morris

Telecopy: (901) 255-9300
Notices to Seller:                 with a copy which shall not constitute notice to:
-----------------                  ------------------------------------------------

Mr. James A. Silva                 Garrison, Morris & Haight, PLLC
17449 North 8/th/ Avenue           5100 Poplar Avenue, Suite 2100
Phoenix, AZ 85023                  Memphis, TN 38137
                                   Attention: G. Robert Morris
Mr. Oscar Aguiar, Jr.              Telecopy: (901) 255-9300
3333 East Acoma Drive
Phoenix, AZ 85032

Notices to Buyer:                  with a copy which shall not constitute notice to:
----------------                   ------------------------------------------------

OnePoint Services, L.L.C.          Kirkland & Ellis
2201 Waukegan Road, Suite E-200    200 East Randolph Drive
Bannockburn, IL 60015              Chicago, IL 60601
Attention: Al Moschner             Attention: Willard G. Fraumann, P.C.
Telecopy: (847) 374-1070           Telecopy: (312) 861-2200

          X.3  Binding Agreement; Assignment.
               -----------------------------

          (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Seller without the prior written consent of Buyer or by Buyer (except as otherwise provided in this Agreement) without the prior written consent of each Seller. Without limiting the generality of the foregoing:

          (i) Buyer may (at any time prior to the Closing), at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its

                                    -xiiii-
     wholly-owned Subsidiaries. (Buyer's "wholly-owned Subsidiaries" include Subsidiaries which may be organized subsequent to the date hereof);

          (ii) Buyer may assign its rights under this Agreement for collateral security purposes to any lender providing financing to Buyer, Company or any of their Affiliates and any such lender may exercise all of the rights and remedies of the Buyer hereunder; and

          (iii) Buyer may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of any Company or any of its divisions or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise).

          X.4   Severability.  Whenever possible, each provision of this
                ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          X.5   No Strict Construction.  The language used in this Agreement
                ----------------------
shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any person.

          X.6   Captions.  The captions used in this Agreement are for
                --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

          X.7   Entire Agreement.  This Agreement and the Transaction Documents,
                ----------------
and the other documents referred to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

          X.8   Counterparts.  This Agreement may be executed in multiple
                ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

          X.9   Governing Law.  All questions concerning the construction,
                -------------
validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          X.10  Parties in Interest.  Nothing in this Agreement, express or
                -------------------
implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

          X.11  WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED INDUCEMENT
                --------------------
FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

          X.12  CONSENT TO JURISDICTION.  THE PARTIES AGREE THAT JURISDICTION
                -----------------------
AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL PROPERLY (BUT NOT EXCLUSIVELY) LIE IN ANY FEDERAL OR STATE COURT LOCATED IN LAKE COUNTY, ILLINOIS. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR HIMSELF AND IN RESPECT OF HIS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

                              *     *     *     *

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.


                              ___________________________________
                              Oscar A. Aguiar, Jr.


                              ___________________________________
                              James A. Silva



                              ONEPOINT SERVICES, L.L.C.

                              By:  RCP COMMUNICATIONS, INC.
                              Its: Manager


                              By: _______________________________

                              Its: ______________________________